UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2023

HilleVax, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41365	85-0545060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 State Street, Suite 100 - #9995 Boston, Massachusetts	02109
(Address of principal executive offices)	(Zip Code)

(617) 213-5054

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	HLVX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2023, the board of directors (the “Board”) of HilleVax Inc. (the “Company”) appointed Nanette Cocero, Ph.D., MBA, to the Board as a Class I director, effective immediately, with an initial term expiring at the 2023 annual meeting of stockholders of the Company. Dr. Cocero will serve on the audit committee of the Board. In connection with the appointment, the Board increased the size of the Board to nine members.

Dr. Cocero served as the Global President of Pfizer Vaccines from January 2019 to December 2022. Prior to that, from 2002 to 2022, Dr. Cocero served in other diverse leadership and executive capacities at Pfizer. Before joining Pfizer, Dr. Cocero was a management consultant in the biotech and pharmaceutical industries. Dr. Cocero earned a Bachelor of Science degree in chemistry from Cornell University, a Ph.D. in pharmacology from the University of Pennsylvania, and an MBA from The Wharton Business School. Dr. Cocero’s extensive experience in the pharmaceuticals industry and with the development and global marketing of vaccines contributed to the board of directors’ conclusion that she should serve as a director of the Company.

In connection with her appointment to the Board, Dr. Cocero received an option to purchase 34,000 shares of common stock of the Company, in accordance with the Company’s Non-Employee Director Compensation Program. The option award will have a term of ten years from the date of grant and will vest and become exercisable in equal monthly installments over three years, subject to Dr. Cocero’s continued service on the Board through the applicable vesting date. Dr. Cocero will also receive cash compensation for her service on the Board in accordance with the Company’s Non-Employee Director Compensation Program. Dr. Cocero will enter into the Company’s standard indemnification agreement for directors, the form of which was filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission on April 6, 2022.

There are no arrangements or understandings between Dr. Cocero and any other persons pursuant to which she was selected as a director, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Dr. Cocero and the Company. The Board has determined that Dr. Cocero meets the applicable independence requirements of the Nasdaq Stock Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HilleVax, Inc.

Date: May 9, 2023	By:	/s/ Paul S. Bavier
	Name:	Paul S. Bavier
	Title:	General Counsel and Chief Administrative Officer